EXHIBIT 9.3

                                 AMENDMENT NO. 1
                            TO VOTING TRUST AGREEMENT


           AMENDMENT NO. 1 ("Amendment") dated as of August 18, 1999, to the Voting Trust Agreement dated as of December 17, 1997 (the "Agreement") by and among Thomas F. Helms, Jr. ("Helms") and David Brunson, as voting trustees (the "Voting Trustees" or, individually, a "Voting Trustee"), and Helms Management Corp., a Kentucky corporation and a stockholder (the "Stockholder") of North Atlantic Trading Company, Inc. a Delaware corporation (the "Company"). Except as otherwise specified herein, capitalized terms used and not defined herein shall have the same meaning set forth in the Agreement.



                              STATEMENT OF PURPOSE

           WHEREAS, the Company issued 276,300 shares of its Common Stock, par value $.01 per share ("Common Stock"), to the Stockholder, which shares were deposited by the Stockholder into the voting trust created by the Agreement (the "Voting Trust") and have been transferred on the books of the Company into the names of the Voting Trustees, as Voting Trustees under the Agreement; and

           WHEREAS, the Stockholder has been issued Voting Trust Certificate No. 1 for the number of shares deposited into the Voting Trust and transferred to the Voting Trustees; and

           WHEREAS, the Stockholder wishes to transfer 25,000 shares of Common Stock held in the Voting Trust to the Stockholder, and each of the Voting Trustees is willing to effect such transfer; and

           WHEREAS, the Stockholder and the Voting Trustees wish to enter into this Amendment to effect the transfer contemplated by the immediately preceding recital;

           NOW THEREFORE, in consideration of the premises and the mutual covenants and promises hereinafter contained, the parties hereto, intending to be legally bound, hereby agree as follows:

           1. Notwithstanding anything to the contrary contained in Article 2 of the Agreement, concurrently with the execution of this Amendment, (i) the Stockholder shall deliver Voting Certificate No. 1 to the Voting Trustees for cancellation, (ii) the Voting Trustees shall record such cancellation, (iii) the Voting Trustees shall issue and deliver to the Stockholder Voting Trust Certificate No. 2 for 251,300 shares in the name of the Stockholder, and (iv) the Voting Trustees shall transfer 25,000 shares of Common Stock from the names of the Voting Trustees, as Voting Trustees under the Agreement, to the name of the Stockholder, and shall cause a stock certificate to be issued in the Stockholder's name for such shares.

           2. Except for the 25,000 shares of Common Stock to be transferred to the Stockholder as contemplated hereby, the Stockholder shall deliver to the Voting Trustees any additional stock certificates representing Shares of the Company acquired by the Stockholder at any time after its execution of the Agreement, and shall duly assign said certificates to the Voting Trustees. The Voting Trustees shall cause all such Shares to be transferred on the books of the Company into the name of the Voting Trustees, as Voting Trustees hereunder, and the Voting Trustee shall issue to the Stockholder a Voting Trust Certificate for the number of Shares transferred by the Stockholder to the Voting Trustees.



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           3. It is understood and agreed that a proposed Amendment No. 1 dated
August 2, 1999 to the Agreement may have been executed by one or more of the parties hereto in error and such proposed Amendment No. 1 is void ab initio and of no force or effect (this Amendment No. 1 being the sole amendment to the Agreement as of the date hereof).

           4. Except as amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

           5. This amendment may be signed in one or more counterparts.

           IN WITNESS WHEREOF, the parties hereto have hereunto signed this Amendment as of the date first above written.

                                            TRUSTEES:



                                            By: /s/ Thomas F. Helms, Jr.
                                                --------------------------------
                                                Name:  Thomas F. Helms, Jr.



                                            By:  /s/ David I. Brunson
                                                 -------------------------------
                                                 Name: David I. Brunson


                                            STOCKHOLDER:

                                            HELMS MANAGEMENT CORP.,
                                            a Kentucky corporation



                                            By: /s/ Thomas F. Helms, Jr.
                                                --------------------------------
                                                Name:  Thomas F. Helms, Jr.
                                                Title: President




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